Exhibit 33.1


                                                              [LOGO] IndymacBank

              Management's Assertion on Compliance with Applicable
                        Regulation AB Servicing Criteria

1. IndyMac Bank, F.S.B. ("Indymac") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ended December 31, 2006 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report (these transactions collectively referred to as the "Servicing Platform") include all publicly-issued securitizations sponsored by Indymac and issued on or after January 1, 2006 for which IndyMac acted as servicer of the underlying asset collateral of home equity lines of credit;

2. Indymac has engaged certain vendors (the "Vendors") to perform specific, limited or scripted activities, and Indymac has elected to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix A hereto, as permitted by Interpretation 17.06 of the Securities and Exchange Commission ("SEC") Division of Corporate Finance Manual of Publicly Available Telephone Interpretations ("Interpretation 17.06"), except for certain Vendors that have provided their own reports on assessment of compliance with the applicable servicing criteria. Indymac determined the Vendors for which Indymac has elected to take responsibility for assessing compliance with the applicable servicing criteria are not "servicers" as defined in Item 1101(j) of Regulation AB and asserted that it has policies and procedures in place to provide reasonable assurance that these Vendors' activities comply, in all material respects, with the servicing criteria applicable to each such Vendor;

3. Except as set forth in paragraph 4 below, Indymac used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to Indymac based on the activities it performs, directly or through its Vendors for which Indymac has elected to take responsibility for assessing compliance with the applicable servicing criteria, with respect to the Servicing Platform taken as a whole;

5. Indymac has complied, in all material respects, with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Servicing Platform taken as a whole, except as described on Appendix B hereto;

6. Indymac has not identified and is not aware of any material instance of noncompliance as of December 31, 2006 and for the Reporting Period with respect to the Servicing Platform taken as a whole by the Vendors for which Indymac has elected to take responsibility for assessing compliance with the applicable servicing criteria;

                                                             www.indymacbank.com
Home Equity Division
155 North Lake Avenue, Pasadena, CA 91101                      Tel: 626.535.5555

7. Indymac has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors for which Indymac has elected to take responsibility for assessing compliance, with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Servicing Platform taken as a whole, except as described on Appendix B hereto; and

8. Ernst & Young, LLP, an independent registered public accounting firm, has issued an attestation report on Indymac's assessment of compliance with the applicable servicing criteria for the Reporting Period.


March 16, 2007

                                        IndyMac Bank, F.S.B.


                                        By: /s/ Gary D. Clark
                                            ------------------------------------
                                            Gary D. Clark
                                            Executive Vice President
                                            Chief Executive Officer
                                            Home Equity Division


                                        By: /s/ Annie Welch
                                            ------------------------------------
                                            Annie Welch
                                            First Vice President
                                            Home Equity Division Servicing


                                        By: /s/ Tara Hatanaka
                                            ------------------------------------
                                            Tara Hatanaka
                                            First Vice President
                                            Home Equity Division Finance


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

                                                                      APPENDIX A

-----------------------------------------------------------------------------------------------------------------------------------
                                                                         APPLICABLE                     INAPPLICABLE
                       SERVICING CRITERIA                           SERVICING CRITERIA               SERVICING CRITERIA
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                Performed by
                                                                                Performed by    subservicer(s)   NOT performed by
                                                                               Vendor(s) for   or vendor(s) for    Indymac or by
                                                                               which Indymac   which Indymac is   subservicer(s)
                                                                   Performed      is the           NOT the         or vendor(s)
                                                                   Directly     Responsible      Responsible       retained by
      Reference                        Criteria                   by Indymac       Party           Party(1)         Indymac(2)
-----------------------------------------------------------------------------------------------------------------------------------
                                                  General Servicing Considerations
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(1)(i)         Policies and procedures are instituted to       X
                      monitor any performance or other trigger
                      and events of default in accordance with
                      the transaction agreements.
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(1)(ii)        If any material servicing activities are        X
                      outsourced to third parties, policies and
                      procedures are instituted to monitor the
                      third party's performance and compliance
                      with such servicing activities.
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(1)(iii)       Any requirements in the transaction                                                              X
                      agreements to maintain a back-up servicer
                      for the pool assets are maintained.
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(1)(iv)        A fidelity bond and errors and omissions        X
                      policy is in effect on the party
                      participating in the servicing function
                      throughout the reporting period in the
                      amount of coverage required by and
                      otherwise in accordance with the terms of
                      the transaction agreements.
-----------------------------------------------------------------------------------------------------------------------------------
                                                 Cash Collection and Administration
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(i)         Payments on pool assets are deposited into      X(3)          X(3)             X(3)
                      the appropriate custodial bank accounts
                      and related bank clearing accounts no more
                      than two business days following receipt,
                      or such other number of days specified in
                      the transaction agreements.
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(ii)        Disbursements made via wire transfer on         X
                      behalf of an obligor or to an investor are
                      made only by authorized personnel.
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(iii)       Advances of funds or guarantees regarding       X
                      collections, cash flows or distributions,
                      and any interest or other fees charged for
                      such advances, are made, reviewed and
                      approved as specified in the transaction
                      agreements.
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(iv)        The related accounts for the transaction,       X
                      such as cash reserve accounts or accounts
                      established as a form of
                      overcollateralization, are separately
                      maintained (e.g., with respect to
                      commingling of cash) as set forth in the
                      transaction agreements.
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(v)         Each custodial account is maintained at a       X
                      federally insured depositor institution as
                      set forth in the transaction agreements.
                      For purpose of this criterion, "federal
                      insured depository institution" with
                      respect to a foreign financial institution
                      means a foreign financial institution that
                      meets the requirements of Rule
                      13k-1(b)(1)of the Securities Exchange Act.
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(vi)        Unissued checks are safeguarded so as to                                                         X
                      prevent unauthorized access.
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(2)(vii)       Reconciliations are prepared on a monthly       X
                      basis for all asset-backed securities
                      related bank accounts, including custodial
                      accounts and related bank clearing
                      accounts. These reconciliations are (A)
                      mathematically accurate; (B) prepared
                      within 30 calendar days after the bank
                      statement cutoff date, or such other
                      number of days specified in the
                      transaction agreements; (C) reviewed and
                      approved by someone other than the person
                      who prepared the reconciliation; and (D)
                      contain explanations for reconciling
                      items. These reconciliations are resolved
                      within 90 calendar days of their original
                      identification, or such other number of
                      days specified in the transaction
                      agreements.
-----------------------------------------------------------------------------------------------------------------------------------
                                                 Investor Remittances and Reporting
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(3)(i)         Reports to investors, including those to        X(4),(5)      X(4),(5)                           X(4)
                      be filed with the Commission, are
                      maintained in accordance with the
                      transaction agreements and applicable
                      Commission requirements. Specifically,
                      such reports (A) are prepared in
                      accordance with timeframes and other terms
                      set forth in the transaction agreements;
                      (B) provide information calculated in
                      accordance with the terms specified in the
                      transaction agreements; (C) are filed with
                      the Commission as required by its rules
                      and regulations; and (D) agree with
                      investors' or the trustee's records as to
                      the total unpaid principal balance and
                      number of pool assets serviced by the
                      Servicer.
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(3)(ii)        Amounts due to investors are allocated and      X(5)
                      remitted in accordance with timeframes,
                      distribution priority and other terms set
                      forth in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------------------------


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

-----------------------------------------------------------------------------------------------------------------------------------
                                                                         APPLICABLE                     INAPPLICABLE
                       SERVICING CRITERIA                           SERVICING CRITERIA               SERVICING CRITERIA
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                Performed by
                                                                                Performed by    subservicer(s)   NOT performed by
                                                                               Vendor(s) for   or vendor(s) for    Indymac or by
                                                                               which Indymac   which Indymac is   subservicer(s)
                                                                   Performed      is the           NOT the         or vendor(s)
                                                                   Directly     Responsible      Responsible       retained by
      Reference                        Criteria                   by Indymac       Party           Party(1)         Indymac(2)
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(3)(iii)       Disbursements made to an investor are           X(5)
                      posted within two business days to the
                      Servicer's investor records, or such
                      other number of days specified in Ihe
                      transaction agreements.
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(3)(iv)        Amounts remitted to investors per the           X(5)
                      investor reports agree with cancelled
                      checks, or other forms of payment, or
                      custodial bank statements.
-----------------------------------------------------------------------------------------------------------------------------------
                                                     Pool Asset Administration
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(i)         Collateral or security on pool assets                                                            X
                      is maintained as required by the
                      transaction agreements or related
                      mortgage loan documents.
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(ii)        Pool asset and related documents are                                                             X
                      safeguarded as required by the
                      transaction agreements.
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(iii)       Any additions, removals or                      X
                      substitutions to the asset pool are
                      made, reviewed and approved in
                      accordance with any conditions or
                      requirements in the transaction
                      agreements.
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(iv)        Payments on pool assets, including any          X(3)          X(3)             X(3)
                      payoffs, made in accordance with Ihe
                      related pool asset documents are
                      posted to the Servicer's obligor
                      records maintained no more than two
                      business days after receipt, or such
                      other number of days specified in the
                      transaction agreements, and allocated
                      to principal, interest or other items
                      (e.g., escrow) in accordance with the
                      related pool asset documents.
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(v)         The Servicer's records regarding the            X
                      pool assets agree with the Servicer's
                      records with respect to an obligor's
                      unpaid principal balance.
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(vi)        Changes with respect to the terms or                                                             X
                      status of an obligor's pool assets
                      (e.g., loan modifications or
                      re-agings) are made, reviewed and
                      approved by authorized personnel in
                      accordance with the transaction
                      agreements and related pool asset
                      documents.
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(vii)       Loss mitigation or recovery actions             X
                      (e.g., forebearance plans,
                      modifications and deeds in lieu of
                      foreclosure, foreclosures and
                      repossessions, as applicable) are
                      initiated, conducted and concluded in
                      accordance with the timeframes or
                      other requirements established by the
                      transaction agreements.
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(viii)      Records documenting collection efforts          X(6)         X(6)
                      are maintained during the period a
                      pool asset is delinquent in accordance
                      with the transaction agreements. Such
                      records are maintained on at least a
                      monthly basis, or such other period
                      specified in the transaction
                      agreements, and describe the entity's
                      activities in monitoring delinquent
                      pool assets including, for example,
                      phone calls, letters and payment
                      rescheduling plans in cases where
                      delinquency is deemed temporary (e.g.,
                      illness or unemployment).
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(ix)        Adjustments to interest rates or rates          X(6)          X(6)
                      of return for pool assets with
                      variable rates are computed basaed on
                      the related pool asset documents.
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(x)         Regarding any funds held in trust for                                                            X
                      an obligor (such as escrow accounts):
                      (A) such funds are analyzed, in
                      accordance with the obligor's pool
                      asset documents, on at least an annual
                      basis, or such other period specified
                      in the transaction agreements; (B)
                      interest on such funds is paid, or
                      credited, to obligors in accordance
                      with applicable pool asset documents
                      and state laws; and (C) such funds are
                      returned to an obligor within 30
                      calendar days of full repayment of the
                      related pool assets, or such other
                      number of days specified in the
                      transaction agreements.
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xi)        Payments made on behalf of an obligor                                                            X
                      (such as tax or insurance payments)
                      are made on or before the related
                      penalty or expiration dates, as
                      indicated on the appropriate bills or
                      notices for such payments, provided
                      that such support has been received by
                      the Servicer at least 30 calendar days
                      prior to these dates, or such other
                      number of days specified in the
                      transaction agreements.
-----------------------------------------------------------------------------------------------------------------------------------


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

-----------------------------------------------------------------------------------------------------------------------------------
                                                                         APPLICABLE                     INAPPLICABLE
                       SERVICING CRITERIA                           SERVICING CRITERIA               SERVICING CRITERIA
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                Performed by
                                                                                Performed by    subservicer(s)   NOT performed by
                                                                               Vendor(s) for   or vendor(s) for    Indymac or by
                                                                               which Indymac   which Indymac is   subservicer(s)
                                                                   Performed      is the           NOT the         or vendor(s)
                                                                   Directly     Responsible      Responsible       retained by
      Reference                        Criteria                   by Indymac       Party           Party(1)         Indymac(2)
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xii)       Any late payment penalties in                                                                    X
                      connection with any payment to be made
                      on behalf of an obligor are paid from
                      the Servicer's funds and not charged
                      to the obligor, unless the late
                      payment was due to the obligor's
                      errors or omission.
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiii)      Disbursements made on behalf of an                                                               X
                      obligor are posted within two business
                      days to the obligor's records
                      maintained by the Servicer, or such
                      other number of days specified in the
                      transaction agreements.
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiv)       Delinquencies, charge-offs and                  X(6)          X(6)
                      uncollectible accounts are recognized
                      and recorded in accordance with the
                      transaction agreements.
-----------------------------------------------------------------------------------------------------------------------------------
1122(d)(4)(xv)        Any external enhancement or other                                                                X
                      support, identified in Item
                      1114(a)(1) through (3) or Item 1115 of
                      Regulation AB, is maintained
                      as set forth in the transaction
                      agreements.
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                   Footnotes to Appendix A Servicing Criteria

1 The activities pertaining to these criteria or portions of these criteria are performed by subservicer(s) or vendor(s) retained by Indymac which provided a separate assessment of compliance in accordance with Item 1122 of Regulation AB.

2 These criteria are inapplicable to the Servicing Platform as of December 31, 2006 and for the Reporting Period since Indymac, directly or through its Vendors for which Indymac has elected to take responsibility for assessing compliance with the applicable servicing criteria, was not required to perform any related activities.

3 Indymac performs the activities pertaining to these criteria, except for the specific, limited activities performed by its lockbox and/or payment processing vendors. Indymac has elected to take responsibility for assessing compliance with these servicing criteria with respect to the activities of its payment processing vendors. Indymac's lockbox vendor has provided their own report on assessment of compliance with the applicable servicing criteria.

4 The criterion 1122(d)(3)(i)(C) is inapplicable to the Servicing Platform as of December 31, 2006 and for the Reporting Period based on the activities Indymac performed.

5 Indymac has defined the "Investor" as a party to whom Indymac reports and remits under the applicable transaction agreements. Indymac has no responsibility for transaction waterfall or allocation calculations and payments or individual security holder records.

6 Indymac performs the activities pertaining to these criteria, except for the specific, limited activities performed by its vendor.


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

                                                                      APPENDIX B

1. Material instances of noncompliance by Indymac with respect to the Servicing Platform:

      a. Item 1122(d)(3)(i)(A) with respect to the timeliness of submission of certain periodic servicer reports.

      b. Item 1122(d)(3)(i)(B) with respect to the accuracy of certain delinquency amounts reported on the periodic servicer reports.

2. Remediation efforts related to material instances of noncompliance by Indymac with respect to the Servicing Platform:

      a. With respect to the criterion set forth in paragraph 1.a. above, certain transaction-level servicer reports were not delivered to the indenture trustee within the timeframes set forth in the transaction agreements. As a result, Indymac established an automated process to receive and consolidate the underlying collateral data from Indymac's servicing system vendor. The automated process allows Indymac to deliver collateral reports to the indenture trustee within the timeframes set forth in the transaction agreements.

      b. With respect to the criterion set forth in paragraph 1.b. above, certain collateral delinquency data was misreported due to a miscalculation in the delinquency reports. The miscalculation was identified through an enhanced review process and was promptly remediated. The identified instances of misreported delinquency data, when corrected, had no impact on the transaction delinquency triggers or other transaction covenants.

3. No material instances of noncompliance by Vendors were identified by Indymac.

4. Remediation efforts related to material instances of noncompliance by Vendors identified by Indymac - Not Applicable.

5. Material instances of noncompliance due to deficiencies in Indymac's policies and procedures to monitor Vendors:

      a.    Items 1122(d)(1)(ii), 1122(d)(2)(i), and 1122(d)(4)(iv) with respect to the sufficiently sensitive oversight and monitoring controls over the servicing processing vendor.

6. Remediation efforts related to material instances of noncompliance due to deficiencies in Indymac's policies and procedures to monitor Vendors:

      a. With respect to the criteria set forth in paragraph 5.a. above, except for criterion 1122(d)(1)(ii), Indymac engaged its servicing processing vendor to perform specific, limited activities required by these servicing criteria. Indymac has established general controls and procedures for vendor oversight and monitoring, including an annual SAS 70 Type II report regarding vendor operations; however, these controls and procedures were not sufficiently sensitive to match the frequency of activities by the vendor in relation to the applicable criteria during the Reporting Period and/or their was no observable evidence of performance of the controls and procedures to enable independent testing. Indymac has strengthened the vendor oversight and monitoring controls relative to the applicable criteria performed by the vendor and instituted requirements for documented evidence of control performance. Indymac is also in the process of requiring the vendor to provide a separate assessment of compliance in accordance with Item 1122 of Regulation AB as of and for the 12-month period ending December 31, 2007.


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